UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
May 17, 2018
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On May 17, 2018, Denise M. Morrison chose to retire as President and Chief Executive Officer of Campbell Soup Company (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective May 18, 2018.

(c)     On May 17, 2018, Keith R. McLoughlin, 61, a current member of the Board, was elected as the Company’s Interim President and Chief Executive Officer, effective May 18, 2018. It is anticipated that Mr. McLoughlin will serve in such position until the election by the Board of a permanent president and chief executive officer. Biographical and other information required by this Item concerning Mr. McLoughlin is included in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders, filed with the SEC on October 6, 2017.

In connection with his service as Interim President and Chief Executive Officer, the Board and Mr. McLoughlin have agreed to the following compensation arrangements: (i) base salary of $1,100,000 per year (with pro ration); (ii) target annual bonus up to 200% of base salary, payable at the discretion of the Board and subject to achievement of individual goals and objectives; and (iii) a grant of restricted stock units with an aggregate grant date value of $3,000,000, which will vest in full upon the earlier of 12 months or when a successor president and chief executive officer is appointed. In addition, the Company will cover the cost of an apartment lease and permit reasonable use of leased aircraft for business and personal commuting purposes during his tenure as Interim President and Chief Executive Officer. Mr. McLoughlin will not receive any compensation as a director during his tenure as Interim President and Chief Executive Officer.

(e)     On May 17, 2018, Ms. Morrison and the Company entered into a retirement agreement (the “Retirement Agreement”) in connection with Ms. Morrison’s retirement from her positions with the Company. Pursuant to the Retirement Agreement, Ms. Morrison will receive, in addition to any accrued but unpaid benefits or obligations: (i) two years continued payment of base salary; (ii) two years of continued insurance benefits (life and medical) at active employee rates, or until Ms. Morrison is eligible for coverage from another employer; and (iii) reimbursement for up to $30,000 of certain legal fees. Ms. Morrison will be eligible to receive her annual incentive bonus, without pro-ration, for fiscal year 2018 under the Company’s Annual Incentive Plan (the “AIP Plan”), in an amount based solely on the Company’s performance under the AIP Plan. Ms. Morrison’s outstanding equity awards will be treated in accordance with their terms. The Retirement Agreement contains customary confidentiality, non-competition, non-solicitation and non-disparagement provisions as well as a release by Ms. Morrison of certain employment claims against the Company.

The foregoing description of the terms of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10−K for the fiscal year ending July 29, 2018.

A copy of the press release announcing Ms. Morrison’s departure and Mr. McLoughlin’s appointment is attached hereto as Exhibit 99.1.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

99.1    Press Release dated May 18, 2018.

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated May 18, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: May 18, 2018	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President, Corporate Secretary and Associate General Counsel